Exhibit 99.2

FOR FURTHER INFORMATION:
Andrea K. Tarbox	Leah Borrello
Vice President and Chief Financial Officer, KapStone	Chief Financial Officer, Victory Packaging
847.239.8812	713.961.3299

FOR IMMEDIATE RELEASE

TUESDAY, MAY 5, 2015

KAPSTONE TO ACQUIRE VICTORY PACKAGING

Provides for Unique System Optimization and Growth

  KapStone Investor Conference Call at 11:30 A.M. ET, May 5

NORTHBROOK, IL — May 5, 2015 — KapStone Paper and Packaging Corporation (NYSE: KS) (“KapStone”)   and Victory Packaging/Golden State Container (“Victory”) jointly announced today that they have signed an agreement for KapStone to acquire the assets of Victory Packaging in a cash-free, debt-free transaction for $615 million in cash, subject to post-closing adjustments.  In addition, two contingent earnouts totaling $45 million could be payable two and a half to four years after the close and are based on the continued strong growth of the business.  Closing of the acquisition is subject to a number of customary conditions, including regulatory review.

The structure of the transaction will enable KapStone to realize a tax benefit that has an estimated net present value of approximately $100 million.  Taking this benefit into account, the net purchase is about $515 million.

Founded in 1976, Victory Packaging, headquartered in Houston, TX, is a large, national distributor of all types of packaging specializing in providing unique solutions for its clients.   Through its 65 distribution centers located in the United States, Mexico and Canada, Victory services customers with complex needs that often are not attractive to other integrated box manufacturers.  Victory’s net sales grew to

$953 million and adjusted EBITDA reached $55 million for the year ended December 31, 2014, and the CAGR for both net sales and adjusted EBITDA was in excess of 14% for the past four years.

Chairman and Chief Executive Officer of KapStone, Roger W. Stone, stated, “Acquiring Victory will provide KapStone with growth based on Victory’s impressive, profitable track record.  The acquisition will allow KapStone to de-risk operations by providing a higher level of integration.  Victory is a unique strategic fit that will simultaneously increases utilization of our converting assets and mills. Victory currently buys approximately 370,000 tons of corrugated products annually of which KapStone expects to supply an incremental 115,000 tons.  Victory will still rely heavily on their current supplier base to fill the remainder.  Conservatively estimated, these synergies are expected to reach $30 million of EBITDA in 24 months.  The deal is accretive to our bottom-line from Day 1.  Our balance sheet, which was strong going into this transaction, remains strong after the acquisition.  The combined company is expected to deliver substantial free cash flow in the first year allowing KapStone to quickly de-lever.”

Matt Kaplan, President and Chief Operating Officer of KapStone, added, “As a previous board member of Victory, I was able to fully gain an appreciation for their abilities to deliver superior services, drive excellent operating performance, and deliver results to the bottom line.  Therefore, I am delighted to have the Victory team join KapStone and am looking forward to the significant benefits that the combined companies will achieve. “

Benjamin Samuels, Chief Executive Officer of Victory, commented, “Victory recognizes that making our next leap will take more resources and experience.  We are excited about the match of KapStone’s people and business model to where Victory is headed.  Almost forty years ago, Vic Samuels started with a dream of building a new packaging experience focused on the customer.  Today, we are taking the next step in the fulfillment of that dream by partnering not only with some of the best people in the industry, but with good friends.”

Robert Egan, Chief Operations Officer/President of Victory Packaging, further commented, “We are excited about the opportunities the business combination brings to our Victory family, our customers and the packaging community. The integrated business models of KapStone and Victory Packaging allow both organizations to meet their expansion goals, add immediate value and provide an avenue for future growth. We are thrilled to join the KapStone family and expand our North American presence and capabilities.”

Mr. Stone concluded, “Strategically, the acquisition of Victory is a great next step for KapStone.  The acquisition transforms KapStone into a much stronger company providing additional momentum for KapStone to continue its record of excellence in increasing value to our shareholders.”

KapStone has committed financing from Bank of America, Barclays Bank, and Wells Fargo Bank.

The transaction is expected to close in the second quarter of 2015.

Conference Call

KapStone will host a conference call at 11:30 A.M. ET, Tuesday, May 5, 2015, to discuss the acquisition and KapStone’s 2015 first quarter earnings.  All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website,

http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866.515.2910

International: 617.399.5124

Participant Passcode: 51290081

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About KapStone

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes four paper mills and 22 converting plants, respectively, across the U.S. The business employs approximately 4,600 people.

About Victory

Based in Houston, TX, Victory Packaging has more than 65 warehouses and distribution facilities in the United States, Canada and Mexico, and operates in California under the company name of Golden State Container. Victory Packaging is a leading national distributor company specialized in solving packaging complexities and finding total cost optimization associated with packaging for its clients. Victory Packaging provides just-in-time delivery and inventory management to a diverse customer base. Its national network includes more than 6 million square feet of warehouse space and approximately 400 delivery vehicles. Victory Packaging is a privately-held limited partnership and employs approximately 1,500 people. For more information visit http://www.victorypackaging.com.

Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1)  industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations;  (6) the ability to carry out the Company’s strategic initiatives and manage associated costs, (7)  the income tax impact of the federal incentive program for alternative fuel mixtures and the ability to achieve synergies and cost savings from the USC acquisition.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.